Exhibit 10.6.3

CONIFER HOLDINGS, INC.

THIRD AMENDMENT
Dated as of May 9, 2022

to the

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
Dated as of September 25, 2018

RE: $10,500,000 7.5%/12.5% Subordinated Notes due September 30, 2038

THIRD AMENDMENT TO THE AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

This Third Amendment dated as of May 9, 2022 (this “Third Amendment”) to the Amended and Restated Note Purchase Agreement dated as of September 25, 2018 is between Conifer Holdings, Inc., a Michigan corporation (the “Company”), and each of the institutions which is a signatory to this Third Amendment (collectively, the “Noteholders”).

RECITALS:

A.   The Company and the Purchasers have heretofore entered into the Amended and Restated Note Purchase Agreement dated as of September 25, 2018, as amended on December 13, 2018 and June 21, 2019 (as amended, the “Amended and Restated Note Purchase Agreement”). The Company has heretofore issued $10,500,000 aggregate principal amount of its 7.5%/12.5% Subordinated Notes due September 30, 2038 pursuant to the Amended and Restated Note Purchase Agreement. The Noteholders constitute the Required Holders as defined in the Amended and Restated Note Purchase Agreement.

B.   The Company and the Noteholders now desire to amend the Amended and Restated Note Purchase Agreement, but only in the respects, hereinafter set forth.

C.   Capitalized terms used herein shall have the respective meanings ascribed thereto in the Amended and Restated Note Purchase Agreement unless herein defined or the context shall otherwise require.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.          AMENDMENT.

Section 1.1. The following definition set forth in Schedule B of the Amended and Restated Note Purchase Agreement is amended and restated in its entirety to read as follows:

 “Net Worth” means as of any date of determination shareholders’ equity, including all common stock, Preferred Stock and any minority interests of the Company and its consolidated Subsidiaries, excluding the cumulative impact to Net Worth from changes in net unrealized gains or losses from investments since December 31, 2021, as of such date as determined in accordance with GAAP as in effect on the date of this Agreement.

 SECTION 2.          MISCELLANEOUS.

Section 2.1. This Third Amendment shall be construed in connection with and as part of the Amended and Restated Note Purchase Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Amended and Restated Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.

Section 2.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Amended and Restated Note Purchase Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

Section 2.3. The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 2.4. This Third Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first set forth above.

ELANUS CAPITAL INVESTMENTS MASTER SP SERIES 3

By: /s/ Jon Imundo
Name: Jon Imundo
Title: Authorized Signatory

CONIFER HOLDINGS, INC.

By: /s/ Harold Meloche
Name: Harold Meloche
Title: Chief Financial Officer

[Signature Page to Third Amendment]